Exhibit 99.1

Certification Required Under Section 906 of the Sarbanes-Oxley Act of 2002

      The undersigned hereby certify that, to the best of their knowledge, based upon their review of the Annual Report on Form 10-KSB for the year ended December 31, 2002, of Southern Community Bancorp (the “Report”), that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Registrant as of and for the periods presented in the Report.

Date: March 12, 2003	/s/ Charlie W. Brinkley

Charlie W. Brinkley, Jr. Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ John G. Squires

Date: March 12, 2003	John G. Squires President and Chief Financial Officer